Exhibit 99.1

MEDIA CONTACTS:

Courtney Hurst

617-236-0500 x11

courtney@metiscomm.com

David Price

301-287-0364

dprice@edgar-online.com

EDGAR Online Reports Record Revenue for Fifth Consecutive Quarter

Total Quarterly Revenues Grow to $9.7 Million, XBRL Filings Revenues Increase 139 percent over Q1 2011 to $5.7 million

Rockville, MD – May 2, 2012 – EDGAR® Online, Inc. (NASDAQ: EDGR), a premier provider of fundamental financial data, analytics and disclosure management services, today announced unaudited financial results for the first quarter of 2012.

Highlights include:

•	Revenues of $9.7 million, a fifth consecutive record quarter

•	XBRL filings revenues for the quarter were $5.7 million, a 139 percent increase over Q1 2011

•	Adjusted EBITDA of $1.0 million

Total revenues were $9.7 million for the quarter ended March 31, 2012 compared to $6.0 million for the quarter ended March 31, 2011, and adjusted EBITDA was $1.0 million for the quarter ended March 31, 2012 compared to a net loss of ($1.4 million) for the quarter ended March 31, 2011.

XBRL filings revenues were $5.7 million for the quarter ended March 31, 2012, a 139 percent increase from the same quarter last year. Software revenues were $0.9 million for the quarter ended March 31, 2012, a 63 percent increase from 2011. Data and Solutions revenues were $1.9 million for the quarter ended March 31, 2012, a 5 percent increase from the first quarter in 2011. Subscriptions revenues were $1.2 million for the quarter ended March 31, 2012, a 4 percent decrease from the same period in 2011.

“EDGAR Online had a strong start to 2012,” said Robert J. Farrell, EDGAR Online’s president and CEO. “Building off the growth of 2011, we delivered Q1 revenue more than $2 million higher than any previous quarter in the company’s history. As we added headcount to meet the anticipated demand for our XBRL filings business in the second half of this year, our operational focus helped us achieve revenues sufficient to deliver positive adjusted EBITDA. Our development team continues to advance existing products while developing and delivering innovative solutions to professionals who produce and consume financial information, with a particular focus on the areas of governance, risk and compliance.”

Operating loss was ($0.2 million) for the quarter ended March 31, 2012 compared to ($3.0 million) for the same quarter last year.

Deferred revenue was $3.5 million at March 31, 2012 compared to $4.0 million at December 31, 2011. Deferred revenue represents amounts billed to customers that will be recognized as revenue in future quarters as the company’s solutions are utilized. During the quarter ended March 31, 2012, the company capitalized $0.4 million of costs for the development of internal software related to the XBRL filings business, which are included in property and equipment.

At March 31, 2012, cash, cash equivalents and short-term investments totaled $3.5 million compared to $5.6 million at December 31, 2011. At March 31, 2012, the company had a term loan outstanding of $1.7 million and a $3.0 million revolving credit facility, none of which had been drawn down.

KEY FINANCIAL METRICS :

(in thousands, except per share amounts)

	Three Months Ended March 31,
	Unaudited 2011	Unaudited 2012
Revenues
XBRL filings	$2,392	$5,716
Software	538	875
Data and solutions	1,816	1,913
Subscriptions	1,238	1,193

Total Revenues	$5,984	$9,697
Net income (loss)	$(3,050)	$(194)
Interest expense, net	67	28

Operating income (loss)	(2,983)	(166)
Severance costs	—	—
Stock compensation	1,128	789
Amortization/depreciation, net of Cap Costs	376	412

Adjusted EBITDA	$(1,479)	$1,035
Net income (loss) per share	$(0.13)	$(0.03)
Adjusted EBITDA per share	$(0.05)	$0.03

In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding adjusted EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. As the company defines it, adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense. As required by the SEC, the company provides the above reconciliation to net income (loss), which is the most directly comparable GAAP financial measure. The company presents adjusted EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Furthermore, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. Since adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the company’s definition of adjusted EBITDA might not be consistent with that of other companies.

Business Outlook

Based upon the dynamics and anticipated market growth for XBRL related products and services, EDGAR Online is continuing to target annual revenue growth in excess of 35 percent in 2012 over 2011.

EDGAR Online will hold its quarterly conference call to review results for the quarter ended March 31, 2012 today, Wednesday, May 2, 2012, at 8:00 a.m. EST. Robert Farrell, president and CEO, and David Price, CFO and COO, will host the call. To participate, please dial 877-407-9205 (toll-free for domestic callers) or 201-689-8054 (for international callers). The call will also be broadcast simultaneously and archived on the Internet at: http://www.edgr.com/InvestorRelation.aspx. Investors can access the teleconference replay beginning May 2, 2012 after 7:00 p.m. ET through August 2, 2012. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international). The account number is 286, and the conference ID is 393259.

About EDGAR Online

EDGAR® Online (NASDAQ: EDGR) provides financial data, analytics and disclosure management solutions to help corporations and institutional investors facilitate compliance and management of regulatory disclosure filings. In addition to developing a variety of unique as-reported and normalized data sets, EDGAR Online is an industry leader in XBRL (eXtensible Business Reporting Language) processing. Thousands use the company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the FDIC, Banque de France and the U.S. Securities and Exchange Commission. The company delivers its solutions, including ActiveXBRL software solutions, through an extensive network of partners, including Business Wire, LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP.

This press release may contain forward-looking statements. These statements relate to future events or to future financial performance and may include, without limitation, statements regarding our future growth prospects, future demand for our XBRL products/services and future innovations in our data and solutions and subscriptions businesses. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or our growth strategy. For further information about the factors that could affect EDGAR Online’s future results, please refer to our filings with the Securities and Exchange Commission. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

EDGAR Online, Inc.

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EDGAR Online, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31, (unaudited)
	2011	2012
Revenues:
XBRL filings	$2,392	$5,716
Software	538	875
Data and solutions	1,816	1,913
Subscriptions	1,238	1,193

Total revenues	5,984	9,697

Total cost of sales	2,820	4,295

Gross profit	3,164	5,402

Sales and marketing	1,000	912
Product development	1,017	815
General and administrative	3,253	3,067
Severance costs	—	—
Amortization and depreciation	877	774

Total operating expenses	6,147	5,568

Operating loss	(2,983)	(166)

Interest expense, net	(67)	(28)

Net loss	$(3,050)	$(194)

Weighted average shares outstanding – basic	29,057	30,521

Weighted average shares outstanding – diluted	29,057	30,521

Net income (loss) per share – basic and diluted	$(0.13)	$(0.03)

EDGAR Online, Inc.

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EDGAR Online, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2011*	March 31, 2012
		(unaudited)
Assets

Cash, cash equivalents and short-term investments	$5,647	$3,475
Accounts receivable, net	4,823	7,180
Other assets	490	415

Total current assets	10,960	11,070

Property and equipment, net	3,712	3,642
Goodwill	7,328	7,328
Intangible assets, net	2,338	2,113
Other assets	418	418

Total assets	$24,756	$24,571

Liabilities and Stockholders’ Equity

Accounts payable and accrued expenses	$4,798	$4,743
Deferred revenues	4,005	3,460
Current portion of long-term debt	667	667

Total current liabilities	9,470	8,870

Long-term debt	1,166	1,000
Other long-term liabilities	320	307

Total liabilities	10,956	10,177

Preferred Stock	22,504	23,276
Stockholders’ equity:
Common stock	355	355
Treasury stock	(606)	(606)
Additional paid-in capital	77,329	77,346
Accumulated deficit	(85,782)	(85,977)

Total stockholders’ equity	(8,704)	(8,882)

Total liabilities and stockholders’ equity	$24,756	$24,571

*	Derived from the company’s audited December 31, 2011 financial statements.